UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 5, 2020

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2020, American Tower Corporation, (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Santander Investment Securities Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC (each, a “Sales Agent” and collectively, “Sales Agents”), pursuant to which the Company may periodically issue and sell shares (“Shares”) of its common stock, par value $0.01 per share (“Common Stock”), in “at the market” offerings having an aggregate gross sales price of up to $1.0 billion. The Company is not obligated to sell any Shares under the Sales Agreement, and may at any time suspend offers under, or terminate, the Sales Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the Common Stock in the Sales Agreement and agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. The Company intends to use the net proceeds from any sale of Shares in the offering for general corporate purposes, which may include, without limitation, the funding of acquisitions, additions to working capital and repayment or refinancing of existing indebtedness.

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the Shares that may be periodically offered by the Company under the Sales Agreement. Any sales of the Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or, subject to specific instructions of the Company, at negotiated prices. Under the terms of the Sales Agreement, the Company may also sell Shares to any Sales Agent as principal for its own account. If the Company sells Shares to any Sales Agent as principal, it will enter into a separate terms agreement setting forth the terms of such transaction with the applicable Sales Agent. Actual sales will depend on a variety of factors to be periodically determined by the Company.

The Shares will be sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-231931). The above description of the Sales Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Sales Agreements and is qualified in its entirety by reference to the terms of the form of Sales Agreement, filed as Exhibit 1.1 hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated August 5, 2020, by and between the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Santander Investment Securities Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Sullivan and Worcester LLP (included in Exhibit 8.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: August 5, 2020	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer